Exhibit 107.1

Calculation of Filing Fee Table

Form S-8

(Form Type)

eXp World Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, par value $0.00001 per share	457(c) and 457(h)	4,585,177(3)	$14.08	$64,559,292	0.00014760	$9,528.95(2)
	Total Offering Amounts					—	—	$9,528.95
	Total Fees Previously Paid					—	—	—
	Total Fee Offsets					—	—	—
	Net Fee Due					—	—	$9,528.95

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (the “Registration Statement”) shall also cover any additional shares of common stock, $0.00001 par value per share (the “Common Stock”), of eXp World Holdings, Inc. (the “Registrant”) that become issuable under the 2015 Equity Incentive Plan of the Registrant, as amended (the “2015 Plan”), by reason of any stock split, reverse stock split, stock dividend, combination, recapitalization, reclassification of the shares or any other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act. The proposed maximum offering price per unit and the proposed maximum aggregate offering price with respect to these shares are calculated based on the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Market on December 6, 2023, a date within five business days prior to the filing of this Registration Statement.

(3)
Represents additional shares of Common Stock reserved for future grant under the 2015 Plan as a result of 4,585,177 additional shares of Common Stock pursuant to an annual “evergreen” increase provision contained in the 2015 Plan.